As filed with the Securities and Exchange Commission on July 28, 2009
Registration Statement No. 333 - 160709

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10/A
(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WESTPORT INNOVATIONS INC.

(Exact name of Registrant as specified in its charter)

Alberta	3537	Not Applicable

(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Suite 101, 1750 West 75th Avenue
Vancouver, British Columbia
Canada V6P 6G2
(604) 718-2000

(Address and telephone number of Registrant’s principal executive offices)
CT Corporation
111 Eighth Avenue, 13 Floor
New York, NY 10011
(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:

Kenneth G. Sam Jason K. Brenkert Dorsey & Whitney LLP Republic Plaza Building, Suite 4700 370 Seventeenth Street Denver, CO 80202-5647 USA	Timothy J. Robson Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.
Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):

A.	☑	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on ___(date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ___(date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

Explanatory Note: The Registrant hereby amends its Registration Statement on Form F-10 filed with the Commission on July 20, 2009, to include the final short form base shelf prospectus filed in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador on the date hereof, relating to the future offering of securities of the Registrant in Canada and the United States.
The Registrant previously paid a registration fee of $9,993 in relation to the registration of up to $179,080,000 aggregate maximum offering price of securities under the original Registration Statement on Form F-10 filed with the Commission on July 20, 2009.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director, Investor Relations of Westport Innovations Inc. at 101 — 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2, telephone (604) 718-8321 and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.
Short Form Prospectus

New Issue	July 28, 2009
Cdn. $200,000,000
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Units

     We may from time to time during the 25-month period that this prospectus (the “Prospectus”), including any amendments, remains valid, sell under this Prospectus up to Cdn. $200,000,000 (or the equivalent in other currencies or currency units) aggregate initial offering price of our common shares (“Common Shares”), preferred shares (“Preferred Shares”), subscription receipts (“Subscription Receipts”), warrants to purchase Common Shares (“Warrants”), senior or subordinated unsecured debt securities (“Debt Securities”), and/or units comprised of one or more of the other securities described in this Prospectus in any combination, (“Units” and, together with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Warrants, the “Securities”). We may offer Securities in such amount and, in the case of the Preferred Shares, Subscription Receipts, Debt Securities, Warrants and Units, with such terms, as we may determine in light of market conditions. We may sell the Preferred Shares, Subscription Receipts, Debt Securities and Warrants in one or more series.
     There are certain risk factors that should be carefully reviewed by prospective purchasers. See “Risk Factors”.
     We are permitted, as a Canadian issuer, under a multi-jurisdictional disclosure system adopted by the United States and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. We have prepared our financial statements included or incorporated herein by reference in accordance with Canadian generally accepted accounting principles, and they are subject to Canadian auditing and auditor independence standards. Thus, they may not be comparable to the financial statements of United States companies. In accordance with Item 18 of Form 20-F, information regarding the impact upon the Corporation’s audited consolidated financial statements of significant differences between Canadian generally accepted accounting principles and United States generally accepted accounting principles is contained in Note 24 to the Corporation’s audited consolidated financial statements as at March 31, 2009 and 2008 and for each of the years in the three-year period ended March 31, 2009, which are incorporated herein by reference.
     You should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. You should read the tax discussion contained in the applicable

Prospectus Supplement with respect to a particular offering of securities. See “Certain Income Tax Considerations”.
     Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Alberta, Canada, the majority of our officers and directors and some of the experts named in this Prospectus are residents of Canada, and a substantial portion of our assets and the assets of such persons are located outside the United States.
     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (the “SEC”) NOR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
     The specific variable terms of any offering of Securities will be set forth in a supplement to this Prospectus relating to such Securities (each, a “Prospectus Supplement”) including where applicable: (i) in the case of the Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Preferred Shares, the number of Preferred Shares being offered, the designation of the series, the offering price, dividend rate, if any, and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iv) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be Canadian dollars or any other currency), number of the Common Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; (v) in the case of Debt Securities, the designation, aggregate principal amount and authorized denominations of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency (which may be Canadian dollars or any other currency), the issue price (at par, at a discount or at a premium), the issue and delivery date, the maturity date (including any provisions for the extension of a maturity date), the interest rate (either fixed or floating and, if floating, the method of determination thereof), the interest payment date(s), the provisions (if any) for subordination of the Debt Securities to other indebtedness, any redemption provisions, any repayment provisions, any terms entitling the holder to exchange or convert the Debt Securities into other securities and any other specific terms; and (vi) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms.
     All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
     Our outstanding securities are listed for trading on the Toronto Stock Exchange (“TSX”) under the trading symbol “WPT” and on the NASDAQ Global Market (“NASDAQ”) under the trading symbol “WPRT”. Unless otherwise specified in any applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, and Units will not be listed on any securities exchange. There is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units purchased under this Prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See the “Risk Factors” section of the applicable Prospectus Supplement.
     We may sell the Securities to or through underwriters, dealers, placement agents or other intermediaries or directly to purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the initial public offering price, the proceeds that we will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters

ii

with respect to Securities sold to or through underwriters, if any, will be named in the related Prospectus Supplement.
     You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.
     Our head office is located at 101 — 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2, and our registered office is located at 4500 — 855 2nd Street S.W., Calgary, Alberta T2P 4K7.

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DEFINITIONS AND OTHER MATTERS
     In this Prospectus and any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Westport” or the “Corporation” are to Westport Innovations Inc. All references to “dollars”, “Cdn.$” or “$” are to Canadian dollars and all references to “U.S.$” are to United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement is determined using Canadian generally accepted accounting principles.
     We prepare our financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ from United States generally accepted accounting principles (“U.S. GAAP”). Therefore, our financial statements incorporated by reference in this Prospectus and any Prospectus Supplement and in the documents incorporated by reference in this Prospectus and in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to Note 24 of our audited consolidated financial statements for the years ended March 31, 2009 and 2008 and for each of the years in the three-year period ended March 31, 2009 for a discussion of the principal measurement differences between our financial results determined under Canadian GAAP and under U.S. GAAP and for disclosure differences. See “Documents Incorporated by Reference”.
SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements contained in this Prospectus and any Prospectus Supplement, and in certain documents incorporated by reference in this Prospectus, may constitute “forward-looking statements”. When used in such documents, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “project” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this Prospectus and the documents incorporated by reference in this Prospectus contains forward-looking statements pertaining to the following:
•	the future demand for Cummins Westport Inc. (“CWI”) and Westport products;

•	the penetration of our existing markets and expansion of those markets;

•	our ability to successfully launch our high-pressure direct-injection technology commercially;

•	our ability to exploit and protect our intellectual property;

•	our capital expenditure programs;

•	the future desirability and use of natural gas as an alternative fuel;

•	commodity prices and the fuel price differential between natural gas and diesel;

•	ongoing relationships between us and our business partners;

•	our ability to continue to compete with our competitors and their technologies;

•	the capital and operating costs of vehicles using our technologies relative to alternative technologies;

•	continuing growth in the transportation sector and in the natural gas engine market;

•	profit margins and production costs of engines incorporating our technologies;

•	the further development of infrastructure supporting the application of natural gas as an alternative fuel;

•	increasing penetration of our technologies in key markets within the transportation sector and in key geographic markets;

•	increasingly stringent environmental regulation in the future;

•	ongoing availability of government incentives and mandates for our technology;

•	our ability to attract and retain personnel;

•	demand for engines incorporating our technologies by the Ports of Los Angeles and Long Beach, California (the “San Pedro Bay Ports” or the “Ports”);

•	production methods for our liquefied natural gas (“LNG”) system;

•	increasing commercialization of our technologies;

•	expansion of our product offerings;

•	our adoption, timing and ability to meet certain accounting and regulatory standards;

•	the ability of our products to adapt to the use of biogas and manufactured fuels, including hydrogen, as fuels;

•	our estimates and assumptions used in our accounting policies, and accruals, including warranty accruals, and financial condition;

•	our use of the net proceeds of any offering made under a Prospectus Supplement; and

•	our compliance with environmental regulations.
     Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to a number of uncertainties and risks, including the risks described in this Prospectus, any Prospectus Supplement and in the documents incorporated by reference into this Prospectus and other unforeseen risks, including, without limitation:

•	market acceptance of our products;

•	product development delays;

•	delays in contractual commitments;

•	changing environmental regulations;

•	the ability to attract and retain business partners;

•	future levels of government funding and incentives;

•	competition from other technologies;

•	the ability to provide the capital required for research, product development, operations and marketing; and

•	those risks discussed in this Prospectus under the heading “Risk Factors”.
     You should not rely on any forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this Prospectus, except as otherwise required by law.
DOCUMENTS INCORPORATED BY REFERENCE
     Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Director, Investor Relations at 101-1750 West 75th Avenue, Vancouver, British Columbia, V6P 6G2, telephone (604) 718-8321. Copies of documents incorporated by reference may also be obtained by accessing the web site located at www.sedar.com.
     We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference in this Prospectus:
•	our annual information form dated June 1, 2009, for the year ended March 31, 2009 (the “AIF”);

•	our management proxy circular dated June 3, 2009 relating to the annual and special meeting of shareholders held on July 16, 2009;

•	our audited consolidated financial statements, together with the notes thereto, as at March 31, 2009 and 2008 and for the years ended March 31, 2009, 2008 and 2007 and the auditors’ report thereon addressed to our shareholders; and

•	our management’s discussion and analysis of financial condition and results of operations dated May 19, 2009, for the year ended March 31, 2009.
     Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in a short form prospectus, including any annual information form, comparative annual financial statements and the auditors’ report thereon, comparative unaudited interim financial statements, management’s discussion and analysis of financial condition and results of operations, material change report (except a confidential material change report), business acquisition report and information circular, if filed by us with the securities commissions or similar authorities in the provinces of Canada after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus.
     To the extent that any document or information incorporated by reference into this Prospectus is included in a report filed by us with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such report.
     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
     Upon a new annual information form and related audited annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, the previous annual information form, the previous audited annual financial statements and related management’s discussion and analysis, all unaudited interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of our financial year in which the new annual information form and related audited annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim financial statements and related management’s discussion and analysis being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, all unaudited interim financial statements and related management’s discussion and analysis filed prior to the new unaudited interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of holders of Common Shares being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador during the term of this Prospectus, the information circular for the preceding annual meeting of holders of Common Shares shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
     One or more Prospectus Supplements containing the specific variable terms for an issue of the Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
     We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies.
Investors may read any document that we have filed with the SEC and may also obtain copies of those documents by paying a fee at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents we have filed with the SEC at the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are electronically available from SEDAR (www.sedar.com).
ENFORCEABILITY OF CIVIL LIABILITIES
     We are a corporation existing under the Business Corporations Act (Alberta). The majority of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.
     We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.
     We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Bennett Jones LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.
     We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.
WESTPORT INNOVATIONS INC.
     Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 101 — 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2. Our registered office is at 4500 Bankers Hall East, 855 — 2nd Street S.W., Calgary, Alberta T2P 4K7.
     We have one material subsidiary, Westport Power Inc. (“WPI”), which is 100% wholly-owned and incorporated pursuant to the Business Corporations Act (British Columbia). In addition, we own 100% of the voting securities of Westport Fuel Systems Inc., a Delaware corporation; 100% of the voting securities of Westport Innovations (Australia) Pty. Ltd., a Victoria, Australia corporation; and 100% of the voting securities of Westport Innovations (Hong Kong) Limited, a Hong Kong, China corporation. We, through WPI, hold 50% of the voting securities of CWI, a Delaware corporation; 50% of the voting securities of BTIC Westport Inc. (“BWI”), a Chinese corporation and 49% of the voting securities of Juniper Engines Inc. (“Juniper”), a British Columbia corporation. As at March 31, 2009, we owned 184,311 shares of common stock of Clean Energy Fuels Corp. (a publicly-listed Delaware corporation based in Seal Beach, California) with a market value of approximately U.S.$1.1 million based on the NASDAQ closing price of US$6.09 per share on March 31, 2009.

OUR BUSINESS
     We are engaged in the research, development and marketing of high performance, low-emission engine and fuel injection systems that utilize alternative gaseous fuels such as natural gas, propane or hydrogen. We develop technology and products that enable light, medium and heavy-duty diesel engines to run primarily on compressed natural gas (“CNG”) or LNG, giving users a cleaner, more plentiful and generally less expensive alternative fuel when compared to diesel. Over the longer term, if alternative renewable energy sources such as biogas or manufactured fuels, including hydrogen, emerge as cost-competitive options, we expect our gaseous-fuelled engine technologies, system and experience will position us to exploit new low-carbon fuels as they emerge. We work with strategic partners, which include some of the leading diesel engine and truck original equipment manufacturers (“OEMs”), to develop, manufacture and distribute our engines, and we sell to a diverse group of leading truck and bus OEMs around the world. Our products are designed to offer environmental and economic benefits with strong operational performance. Over 20,000 natural gas and propane engines have been sold to date, operating in over 20 countries. We have four strategic pillars: CWI, which is focused on natural gas engine applications for urban fleets ranging from 5.9L to 8.9L; Westport Heavy Duty, which is focused on LNG systems for heavy-duty trucks; Juniper, which is focused on 2.0L and 2.4L industrial engines; and Weichai Westport, which is focused on developing heavy-duty engines in China. Outside its four individual pillars, our corporate development efforts focus on the creation of new alliances and joint ventures, market development projects, and monetization of our significant patent portfolio.
     CWI is a 50:50 joint venture with Cummins Inc. (“Cummins”), one of the world’s largest manufacturers of diesel engines. CWI develops and produces 5.9 to 8.9-litre engines utilizing gaseous fuels. CWI’s engines are offered globally by more than 50 OEMs of transit and shuttle buses, conventional trucks and tractors, refuse collection trucks, as well as specialty vehicles such as short haul port drayage trucks, material handling trucks, street sweepers and vehicles for selected industrial applications. CWI’s goal is to offer a superior combination of performance, emissions characteristics and life-cycle cost savings when compared with engines that operate on diesel fuel, gasoline or other alternatives. In 2007, CWI launched its newest engine, the ISL G, which was the first engine to meet U.S. Environmental Protection Agency (“EPA”) 2010 emission requirements. The revenue generated by CWI, as a percentage of consolidated revenue, for the fiscal years ended 2008 and 2009 is 94% and 90%, respectively.
     Outside of CWI, Westport is engaged in the development, design and marketing of natural gas enabling technology for the heavy-duty diesel engine and truck market. In 2007, we launched a direct injection LNG system for heavy-duty trucks offering class-leading emissions performance while maintaining diesel-equivalent horsepower, torque, and fuel efficiency. Our LNG systems for heavy-duty trucks are sold through Westport Power Inc. We have a technology partnership with Cummins that enables us to develop natural gas enabling technology for Cummins heavy-duty truck engines. Our LNG system solution, available to customers since early 2007, leverages the Cummins ISX 15-litre diesel engine equipped with (i) our proprietary natural gas fuel injectors known as High-Pressure Direct-Injection (“HPDI”) technology; (ii) our proprietary fuel pumps provided by Cryostar SAS (“Cryostar”), a division of The Linde Group; (iii) proprietary control units; and (iv) onboard LNG storage tanks designed and patented by us and manufactured by BWI, our 50:50 joint venture with Beijing Tianhai Industry Co. Ltd. (“BTIC”), a Sino-Korean company located in Beijing, China. We also work with Clean Energy Fuels Corp., North America’s largest natural gas refuelling company, and other fuel suppliers around the world to provide access points for LNG and CNG refuelling stations.
     On October 26, 2007, we announced the formation of Juniper, a 49:51 equity joint venture, with OMVL SpA (“OMVL”), an Italian company that designs, manufactures and markets complete fuelling systems for new vehicles and for the aftermarket conversion of engines from gasoline (petrol) to CNG and liquefied petroleum gas (“LPG”). Westport invested approximately $1.5 million in Juniper on April 1, 2008, giving Westport the right to 49% of Juniper’s future profits and losses. The joint venture designs, produces and intends to sell alternative fuel engines in the sub-5 litre class for global applications.
     Juniper’s engines, initially targeting the OEM forklift market and fuelled with LPG, will be fully integrated, high performance, low-emission solutions. The first Juniper products are based on the Hyundai Motor Company’s 2.0 litre and 2.4 litre industrial engine platforms, and OMVL’s LPG multipoint injection technology. Juniper will be the manufacturer of record and the products are designed to meet EPA and California Air Resources Board (“CARB”) standards for 2010.

     In July 2008, Westport signed a 30-year joint venture agreement with Weichai Power Co., Ltd. and Hong Kong Peterson (CNG) Equipment Limited, creating a new entity, Weichai Westport Inc. The joint venture company will research, develop, design, manufacture, market, distribute, and sell advanced, alternative fuel engines (and relevant parts and kits) for use in automobiles, heavy duty trucks, power generation and shipping applications. In China, the demand for cleaner fuel with economic advantages over traditional fuels, such as natural gas, is increasing, with an estimated 185,000 natural gas vehicles already in China and a growing infrastructure to support them. As at July 27, 2009, the joint venture agreement has not yet received Chinese government approval.
     Through CWI, we are able to leverage Cummins’ extensive manufacturing capabilities, sales and marketing efforts, distribution networks, and aftermarket service and support to sell into mid-range engine markets while incurring manageable overhead costs and minimizing working capital requirements for us. We intend to use a similar scalable model working with PACCAR and other partners to launch our LNG systems for heavy-duty trucks.
     While focusing firm-wide resources on developing our products and strategic relationships, we have accumulated a significant portfolio of patents, which we believe creates barriers to entry for competing technologies. Additionally, we expect to selectively monetize our patent assets through licensing agreements. We have already been successful in achieving licensing revenue for our proprietary pump technology. We will continue to rely on a combination of patents, trade secrets, trademarks, copyrights, and contracts to protect our proprietary technology and position in the marketplace.
RISK FACTORS
     A prospective purchaser of Securities should carefully consider the list of risk factors set forth below as well as the other information contained in and incorporated by reference in this Prospectus before purchasing our Securities. Our ability to generate revenue and profit from our technologies is dependent on a number of factors, and the risks identified below, if they were to occur, could have a material impact on our business, financial condition, liquidity, results of operation or prospects. While we have attempted to identify the primary known risks that are material to our business, the risks and uncertainties described below may not be the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently believe are immaterial may also adversely affect our business, financial condition, liquidity, results of operation or prospects.
Risks Related to Our Business
We have incurred and continue to incur losses.
     We have incurred substantial losses since our inception in 1996, and continue to incur losses and experience negative cash flows. We cannot predict if or when we will operate profitably or generate positive cash flows or if we will be able to implement our business strategy successfully. Pursuing our strategy requires us to incur significant expenditures for research and product development, marketing and general administrative activities. As a result, we need to continue to grow our revenues and gross margins to achieve and sustain profitability and positive operating cash flows and we may need to raise additional capital.
We may be unable to raise additional capital.
     Execution of our business plan and our commercial viability could be jeopardized if we are unable to raise additional funds for our commercialization plans, to fund working capital, research and development projects, sales, marketing and product development activities and other business opportunities. We attempt to mitigate this risk by generating funds from a variety of sources including: through the sale of our commercial products, through the sale of non-core assets including long-term investments, through funding from government agencies, industry and business partners, and through the issuance of shares or debt in the public equity markets or through strategic investors. In addition, we try to maintain reserves of cash and short-term investments and seek to obtain funding commitments before we take on any significant incremental initiatives. There can, however, be no assurance that we will be able to secure additional funding, or funding on terms acceptable to us, to pursue our commercialization plans.
A sustained economic recession could negatively impact our business
     In the fall of 2008, we saw significant deterioration in the credit and equity markets, falling energy prices, volatile currency markets, and weakness in the worldwide economy. Some of our major OEM partners have closed plants, consolidated product lines and / or have downsized. Many have also implemented tighter credit procedures. Some of the wider economic issues may negatively affect the natural gas vehicle market. If the current economy results in a sustained and far reaching recession or access to credit markets remains restrictive, demand for our products may decline as partners and potential customers defer replacing older vehicles or expanding their fleets. Our bad debt expense may increase and we may need to assist potential customers with obtaining financing or government incentives to help customers fund their purchases of our products.
Potential fluctuations in our financial results make financial forecasting difficult
     We expect our revenues and results of operation to continue to vary significantly from quarter to quarter. Sales and margins may be lower than anticipated due to timing of customer orders and deliveries, unexpected delays in our supply chain, general economic and market-related factors, product quality, performance and safety issues and competitive factors. The current economic environment also makes projecting financial results more difficult. In addition, the continuance and timing of government funding of our research and development programs is difficult to predict, and may cause quarter to quarter variations in financial results. In addition, due to our early stage of commercialization on some products, we cannot accurately predict our future revenues or results of operations or the timing of government funding on our current research and development programs. We are also subject to normal operating risks such as credit risks, foreign currency risks and global and regional economic conditions. As a result, quarter-to-quarter comparisons of our revenues and results of operation may not be meaningful. It is likely that in one or more future quarters our results of operation will fall below the expectations of securities analysts and investors. If this happens, the trading price of our common shares might be materially and adversely affected.
A market for engines with our fuel systems may never develop or may take longer to develop than we anticipate.
     Although we have seen strong growth in CWI revenues and interest from the San Pedro Bay Ports, municipalities and private fleets, engines with our fuel systems represent an emerging market, and we do not know whether end-users will ultimately want to use them or pay for their initial incremental purchase price. The development of a mass market for our fuel systems may be affected by many factors, some of which are beyond our control, including: the emergence of newer, more competitive technologies and products; the future cost of natural gas and other fuels used by our systems; the ability to successfully build the refuelling infrastructure necessary for our systems; regulatory requirements; availability of government incentives; customer perceptions of the safety of our products; and customer reluctance to try a new product.
     If a market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products and may never achieve profitability.
Certain of our products may not achieve widespread adoption.
     Our direct injection technology has been demonstrated in heavy-duty trucks, light-duty vehicles and high horsepower applications. However, we do not know when or whether we will be successful in the commercialization of products for any of our target markets. There can be no assurance that engines using our direct injection technology will perform as well as we expect, or that prototypes and commercial systems will be developed and sold in commercially viable numbers.
     Our HPDI LNG fuel injection systems presently have higher initial capital costs than the incumbent competing technologies, and manufacturing costs of some of our products at a large-scale commercial level have not yet been confirmed. If we are unable to produce fuel systems that are economically competitive, on a life-cycle cost basis, in terms of price, reliability and longevity, operators of commercial vehicle fleets and power generators will be unlikely to buy products containing our fuel systems.
We are dependent on the Ports’ Clean Air Action Plan to support and fund sales to the Ports.
     In November 2006, the San Pedro Bay Ports approved a comprehensive five-year Clean Air Action Plan to reduce the air emissions and health risks associated with the Ports’ activities. The plan includes the intention to make significant emissions reduction-related improvements and encourages the use of alternative fuel engines, which we believe will facilitate the conversion of older heavy-duty trucks, used to move containers from the Ports to customer locations outside the Ports, to clean trucks including natural gas by 2011. While engines from Westport and CWI were recently selected by the Ports as the two natural gas engine options for compliant Port trucks, there are no guarantees that the Ports will carry out or be able to implement and fund their Clean Air Action Plan as stated. If the Clean Air Action Plan is not implemented or funded as stated, our sales, revenues and profitability may be materially affected.
We currently benefit from government incentives to facilitate demand for our products and fund our research and development programs and these incentives may not be renewed or may be redirected.
     While some of our customers and potential customers have made successful applications for government incentives to assist them in converting their vehicles to natural gas engines, there is no guarantee that such incentives will continue to be available. Today our LNG systems customers and potential customers in the United States may have access to local, state and federal incentives through programs and initiatives such as the federal Highway and Energy Bills, which provide fuel and tax credits, and to state grants such as the CARB Carl Moyer Memorial Air Quality Standards Attainment Program and the South Coast Air Quality Management District. If these and other similar incentive programs are discontinued or are no longer available to our customers and potential customers, it may have a detrimental effect on our sales.
     In addition, from time to time we enter into agreements with government agencies to fund our research and development programs. There can be no assurance that we will continue to receive funding from government agencies at the same levels we have received in the past or at all. Funding agreements with government agencies are also subject to audit, which could result in certain funding being denied or monies received from such agencies having to be repaid.
Fuel price differentials are hard to predict and may be less favourable in future.
     The acceptance of natural gas-fuelled engines by customers depends in part on the price differential between natural gas and diesel fuel. Natural gas has generally been, and currently is, less expensive than diesel fuel in many jurisdictions. This price differential is affected by many factors, including changes in the resource base for natural gas compared with crude oil, pipeline transportation capacity for natural gas, refining capacity for crude oil and government excise and fuel tax policies. There can be no assurance that natural gas will remain less expensive than diesel fuel. The differential has been reduced during fiscal 2009 with the significant declines in the price of diesel in the third quarter. This may impact upon potential customers’ decisions to adopt natural gas as an energy solution in the short term.
Our growth is dependent on natural gas refuelling infrastructure that may not take place.
     For motor vehicles, natural gas must be carried on board in liquefied or compressed form and there are few public or private refuelling stations available in most jurisdictions. There can be no assurance of the successful expansion of the availability of natural gas as a vehicle fuel, or that companies will develop refuelling stations to meet projected demand. If customers are unable to obtain fuel conveniently and affordably, a mass market for vehicles powered by our technology is unlikely to develop.
Changes in environmental and regulatory policies could hurt the market for our products.
     We currently benefit from, and hope to continue to benefit from, certain government environmental policies, mandates and regulations around the world, most significantly in the international automotive market and in the United States. Examples of such regulations include those that provide economic incentives, subsidies, tax credits and other benefits to purchasers of low emission vehicles, restrict the sale of engines that do not meet emission standards, fine the sellers of non-compliant engines, tax the operators of diesel engines and require the use of more expensive ultra-low sulphur diesel fuel. There can be no assurance that these policies, mandates and regulations will be continued. Incumbent industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, may invest significant time and money in an effort to influence environmental regulations in ways that delay or repeal requirements for clean vehicle emissions. If these are discontinued or if current requirements are relaxed, this may have a material impact on our competitive position.
We currently face, and will continue to face, significant competition.
     Our products face, and will continue to face, significant competition, including from incumbent technologies. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses, and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.
     Competition for our products may come from current engine technologies, improvements to current engine technologies and new alternative engine technologies, including other fuel systems. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Additionally, there are competitors working on developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, advanced batteries and hybrid battery/internal combustion engines in each of our targeted markets. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results. For our products to be successful against competing technologies, especially diesel engines, they must offer advantages in one or more of these areas: regulated or un-regulated emissions performance; fuel economy; fuel cost; engine performance; power density; engine and fuel system weight; and engine and fuel system price. There can be no assurance that our products will be able to offer advantages in all or any of these areas.
We depend on our intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success.
     Failure to protect our existing and future intellectual property rights could seriously harm our business and prospects, and may result in the loss of our ability to exclude others from practicing our technology or our own right to practice our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. Our patents do not guarantee us the right to practice our technologies if other parties own intellectual property rights that we need in order to practice such technologies. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. As is the case in many other industries, the web of intellectual property ownership in our industry is complicated and in some cases it is difficult to define with precision where one property begins and another ends. In any case, there can be no assurance that:
•	any of the rights we have under U.S. or foreign patents owned by us or other patents that third parties license to us will not be curtailed, for example through invalidation, circumvention, challenge, being rendered unenforceable or by license to others;

•	we were the first inventors of inventions covered by our issued patents or pending applications or that we were the first to file patent applications for such inventions;

•	any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, or be issued at all;

•	our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies;

•	any of our trade secrets will not be learned independently by our competitors; or

•	the steps we take to protect our intellectual property will be adequate.
In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.
     We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our strategic partners and employees. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.
     Certain intellectual property has been licensed to us on a non-exclusive basis from third parties who may also license such intellectual property to others, including our competitors. If necessary or desirable, we may seek further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain or renew a license from a third party for intellectual property we use at present could cause us to incur substantial costs and to suspend the manufacture, shipment of products or our use of processes requiring such intellectual property.
We could become engaged in intellectual property litigation or disputes that may negatively affect our business.
     From time to time, claims have been made by third parties that the practice of our technology infringes upon patents owned by those third parties. Although we have seen no valid basis for any of these claims, as our business grows parties may attempt to take advantage of that growth and assert similar claims and demands for compensation. Our response to such claims will be commensurate with the seriousness of the allegations, their potential effect on our business and the strength of our position. We will examine a range of options from formal legal action to obtain declaratory judgments of non-infringement to the initiation of design changes and we will vigorously defend our intellectual property.
     As a result, while we are not currently engaged in any intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or in which the scope, validity and enforceability of our intellectual property rights is challenged. In addition, we may commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation or disputes, including any that may arise in respect of our HPDI technology or LNG tanks, could be time consuming and result in significant expense to us, diversion of resources, and delays or stoppages in the development, production and sales of products or intellectual property, whether or not any claims have merit or such litigation or disputes are resolved in our favour. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to:
•	pay substantial damages;

•	cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

•	expend significant resources to develop or acquire non-infringing intellectual property;

•	discontinue processes incorporating infringing technology; or

•	obtain licenses to the infringing intellectual property.
Any such result could require the expenditure of substantial time and other resources and could have a material adverse effect on our business and financial results.
We are dependent on relationships with strategic partners.
     Execution of our current strategy is dependent on cooperation with strategic partners for technology development, manufacturing and distribution. To be commercially viable, our fuel systems must be integrated into engines and our engines must be integrated into chassis manufactured by OEMs. We can offer no guarantee that existing technology agreements will be renewed or advanced into commercialization agreements, or that OEMs will manufacture engines with our fuel systems or chassis for our engines, or, if they do manufacture such products, that customers will choose to purchase them. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for our products and our financial results. In addition, there can be no assurance of the commercial success of any joint ventures in which we are, or will become, involved.
     Any change in our relationships with our strategic partners, whether as a result of economic or competitive pressures or otherwise, including any decision by our strategic partners to reduce their commitment to our products and technology in favour of competing products or technologies, or to bring to an end our various alliances, could have a material adverse effect on our business and financial results.
     In addition, disputes regarding the rights and obligations of the parties could arise under our agreements with our strategic partners. These and other possible disagreements could lead to termination of such agreements or delays in collaborative research, development, supply, or commercialization of certain products, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our strategic partners over rights to intellectual property. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our strategic partners could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing strategic partners.
We are dependent on relationships with our suppliers.
     While we have negotiated supply agreements with various manufacturers and have entered into strategic supply agreements with BTIC and Cryostar, certain of these manufacturers may presently be the sole supplier of key components for our products and we are dependent on their ability to source materials, manage their capacity, workforce and schedules. In particular, we are dependent on sole suppliers for our injectors, tanks, and pumps for our HPDI LNG systems and their ability to ramp up capacity and maintain quality and cost to support our production requirements. For a number of reasons, including but not limited to shortages of parts, labour disruptions, lack of capacity and equipment failure, a supplier may fail to supply materials or components that meet our quality, quantity or cost requirements or to supply any at all. If we are not able to resolve these issues or obtain substitute sources for these materials or components in a timely manner or on terms acceptable to us, our ability to manufacture certain products may be harmed and we may be subjected to cancellation of orders or penalties for failed or late deliveries, which could have a material adverse effect on our business and financial results. Our products also use steel and other materials that have global demand. The prices and quantities at which those supplies are available fluctuate and may increase significantly. Competitive pressure, however, may not allow us to increase the sales price of our products. Any such increases may therefore negatively affect our margins and financial condition. We mitigate these risks by seeking secondary suppliers, by carrying inventory, and by locking in long-term pricing when possible. There are no guarantees, however, that we will be successful in securing alternative suppliers or that our inventory levels will be sufficient for our production requirements.
We are dependent on our relationship with Cummins Inc. for CWI revenues and profits.
     The majority of our revenues are currently derived from the operations of CWI, which, in turn, purchases all of its current and foreseeable engine products from Cummins-affiliated plants and distributors. Although the factories operate with modern technology and experienced management, there can be no assurance that the factory and distribution systems will always be able to perform on a timely and cost-effective basis. Any reduction in the manufacturing and distribution capabilities of Cummins-affiliated plants and distributors could have a material adverse effect on our business and financial results.
Our limited production trials, commercial launch activities and field tests could encounter problems.
     We conduct limited production trials and field tests on a number of our products as part of our product development cycle and we are working on scaling up our production capabilities. These trials, production readiness activities and field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly. Some of these potential problems and delays are beyond our control. Any problem or perceived problem with our limited production trials and field tests could hurt our reputation and the reputation of our products and delay their commercial launch.
We may have difficulty managing the expansion of our operations.
     To support the launch, and increase sales and service, of our LNG system products, we may be required to expand the scope of our operations rapidly. This may include a need for a significant increase in employees and an increase in the size, or relocation, of our premises and changes to our information systems, processes and policies. Such rapid expansion may place a significant strain on our senior management team, support teams, information technology platforms and other resources. In addition, we may be required to place more reliance on our strategic partners and suppliers, some of whom may not be capable of meeting our production demands in terms of timing, quantity, quality or cost. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any rapid expansion could harm our business, prospects, results of operations or financial condition.
Warranty claims could diminish our margins.
     There is a risk that the warranty accrual included in our cost of product revenue is not sufficient and that we may recognize additional expenses as a result of warranty claims in excess of our current expectations. Such warranty claims may necessitate a redesign, re-specification or recall of our products, which, in turn, may have an adverse impact on our finances and on existing or future sales. Although we attempt to mitigate against these risks through our sales and marketing initiatives and our product development, quality assurance, support and service programs, there can be no assurance that such initiatives and programs are adequate or that sales of our commercial products will continue to grow and contribute financially.
     New products may have different performance characteristics from previous products. In addition, we have limited field experience with our HPDI LNG systems from which to make our warranty accrual estimates.
We could become subject to product liability claims.
     Our business exposes us to potential product liability claims that are inherent in natural gas, LPG and hydrogen, and products that use these gases. Natural gas, LPG and hydrogen are flammable gases and therefore potentially dangerous products. Any accidents involving our products or other natural gas, LPG or hydrogen-based products could materially impede widespread market acceptance and demand for our engines and fuel systems. In addition, we may be subject to a claim by end-users or others alleging that they have suffered property damage, personal injury or death because our products did not perform adequately. Such a claim could be made whether or not our products perform adequately under the circumstances. From time to time, we may be subject to product liability claims in the ordinary course of business and we carry a limited amount of product liability insurance for this purpose. However, our current insurance policies may not provide sufficient or any coverage for such claims, and we cannot predict whether we will be able to maintain our insurance coverage on commercially acceptable terms.
We could become liable for environmental damages resulting from our research, development or manufacturing activities.
     The nature of our business and products exposes us to potential claims and liability for environmental damage, personal injury, loss of life, and damage to or destruction of property. Our business is subject to numerous laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations, and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits, and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims. In addition, depending on the nature of the claim, our current insurance policies may not provide sufficient or any coverage for such claims.
We have foreign currency risk.
     While a majority of our revenues, cost of sales, expenses and warranty balances are denominated in U.S. dollars, many of our operating expenses, other than cost of sales, are in Canadian dollars and we report in Canadian dollars. Foreign exchange gains and losses are included in results from operations, except for foreign exchange gains and losses relating to the translation of CWI’s consolidated balance sheets and statements of operations into Canadian dollars. As CWI is a self-sustaining foreign operation for accounting purposes, foreign exchange gains and losses relating to the translation of CWI balances are recorded within accumulated other comprehensive income (a separate component of shareholders’ equity) until such time as our net investment in CWI is reduced. A large decline in the value of the U.S. dollar relative to the Canadian dollar could impair revenues, margins and other financial results. We have not entered into foreign exchange contracts to hedge against gains and losses from foreign currency fluctuations. From fiscal 2002 to fiscal 2007, on average, the U.S. dollar declined 28% against the Canadian dollar. From fiscal 2008 to fiscal 2009, on average, the Canadian dollar declined 9.3% against the U.S. dollar.
We could lose or fail to attract the personnel necessary to run our business.
     Our success depends in large part on our ability, and that of our affiliates, to attract and retain key management, engineering, scientific, manufacturing and operating personnel. As we develop additional capabilities we may require more skilled personnel. Given the highly specialized nature of our products, these personnel must be highly skilled and have a sound understanding of our industry, business or our technology. Recruiting personnel for the alternative fuel industry is also highly competitive. Although to date we have been successful in recruiting and retaining qualified personnel, there can be no assurance that we will continue to attract and retain the personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.
If we do not properly manage foreign sales and operations, our business could suffer.
     We expect that a substantial portion of our future revenues will be derived from sales outside of Canada, and we operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts. Establishment of an international market for our products may take longer and cost more to develop than we anticipate, and is subject to inherent risks, including unexpected changes in government policies, trade barriers, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds. As a result, if we do not properly manage foreign sales and operations, our business could suffer.
We may not realize the anticipated benefits from joint ventures, investments or acquisitions.
     Our joint ventures, and any future joint venture, investment or acquisition, could expose us to certain liabilities, including those that we fail or are unable to identify during the investment or acquisition process. In addition, joint ventures and acquisitions often result in difficulties in integration, and, if such difficulties were to occur, they could adversely affect our results. The integration process may also divert the attention of, and place significant demands on, our managerial resources, which may disrupt our current business operations. As a result, we may fail to meet our current product development and commercialization schedules. Additionally, we may not be able to find suitable joint venture partners, investments or acquisitions, which could adversely affect our business strategy.
Risks Related to our Securities
Our Common Share price may fluctuate.
     The stock market in general, and the market prices of securities of technology companies in particular, can be extremely volatile, and fluctuations in our Common Share price may be unrelated to our operating performance. Our Common Share price could be subject to significant fluctuations in response to many factors, including: actual or anticipated variations in our results of operations; the addition or loss of customers; announcements of technological innovations, new products or services by us or our competitors; changes in financial estimates or recommendations by securities analysts; conditions or trends in our industry; our announcements of significant acquisitions, strategic relationships, joint ventures or capital commitments; additions or departures of key personnel; general market conditions; and other events or factors, many of which may be beyond our control. As of July 27, 2009, the 52-week trading price of our Common Shares ranged from a low of $3.89 to a high of $15.34. See also “Market for Securities”.
We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future and therefore our shareholders may not be able to receive a return on their Common Shares until they sell them.
     We have never paid or declared any cash dividends on our Common Shares. We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future because, among other reasons, our current credit facilities restrict our ability to pay dividends, and we currently intend to retain any future earnings to finance our business. The future payment of dividends will be dependent on factors such as cash on hand and achieving profitability, the financial requirements to fund growth, our general financial condition and other factors which our board of directors may consider appropriate in the circumstances. Until we pay dividends, which we may never do, our shareholders will not be able to receive a return on their Common Shares unless they sell them.
There can be no assurance as to the liquidity of the trading market for the Preferred Shares, the Subscription Receipts, the Debt Securities or the Units or that a trading market for the Preferred Shares, the Subscription Receipts, the Debt Securities or the Units will develop.
     Prior to an offering of Preferred Shares, Subscription Receipts, Debt Securities or Units, there will be no public market for the Preferred Shares, Subscription Receipts, Debt Securities or Units. There can be no assurance that an active trading market for the Preferred Shares, Subscription Receipts, Debt Securities or Units will develop or be sustained. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the Preferred Shares, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Preferred Shares, Subscription Receipts, Debt Securities or Units purchased under this prospectus and the relevant prospectus supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Debt Securities or Units, and the extent of issuer regulation.
Credit ratings may not reflect all risks of an investment in the Debt Securities and may change.
     Credit ratings may not reflect all risks associated with an investment in the Debt Securities. Any credit ratings applied to the Debt Securities are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities. There is no assurance that any credit rating assigned to the Debt Securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.
Changes in interest rates may cause the value of the Debt Securities to decline.
     Prevailing interest rates will affect the market price or value of the Debt Securities. The market price or value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.
If we are characterized as a passive foreign investment company (“PFIC”), U.S. holders may be subject to adverse U.S. federal income tax consequences.
     Based in part on current operations and financial projections, we do not expect to be a PFIC for U.S. federal income tax purposes for our current taxable year or in the foreseeable future. However, we must make an annual determination as to whether we are a PFIC based on the types of income we earn and the types and value of our assets from time to time, all of which are subject to change. Therefore, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year. A non-U.S. corporation generally will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The market value of our assets may be determined in large part by the market price of our Common Shares, which is likely to fluctuate. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash we raise in this Offering. If we were to be treated as a PFIC for any taxable year during which you hold Common Shares, certain adverse U.S. federal income tax consequences could apply to U.S. holders.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.
     We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the U.S. Exchange Act. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our Securities, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer we are exempt from the proxy rules under the U.S. Exchange Act.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.
     In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States, unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the United States Securities and Exchange Commission, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to prepare our financial statements in accordance with U.S. GAAP. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.
United States investors may not be able to obtain enforcement of civil liabilities against us.
     The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (Alberta), a statute of the Province of Alberta, Canada, that the majority of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or the experts named in this Prospectus or enforce judgments obtained in the United States courts against us, certain of our directors and officers or the experts named in this Prospectus based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.
     There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us, our directors and officers or the experts named in this Prospectus. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers or the experts named in this Prospectus to enforce liabilities based solely upon United States federal or state securities laws.
USE OF PROCEEDS
     Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness, for working capital purposes or for general corporate purposes. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable Prospectus Supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this Prospectus.
DESCRIPTION OF COMMON SHARES
     The following description of our Common Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.
     We are authorized to issue an unlimited number of Common Shares. As of July 27, 2009, we had 32,082,822 Common Shares issued and outstanding. Each Common Share entitles the holder to: (i) one vote per share held at meetings of shareholders; (ii) receive such dividends as declared by us, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Shares and our credit facilities; and (iii) receive our remaining property and assets upon dissolution or winding up. Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.
     In the event of our merger or consolidation with or into another entity in connection with which our Common Shares are converted into or exchanged for shares or other securities of another entity or property (including cash), all holders of our Common Shares will thereafter be entitled to receive the same kind and number of securities or kind of property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Shares having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution.

DESCRIPTION OF PREFERRED SHARES
     The following description of our Preferred Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.
     We are authorized to issue an unlimited number of Preferred Shares issuable in series with no par value, none of which are currently outstanding. Our board of directors has the authority to determine, with respect to any series of Preferred Shares, the rights, privileges, restrictions and conditions of that series, including:
•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the provisions applicable to such series, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.
     Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares, the holders of our Preferred Shares shall have no right to receive notice of or to be present at or vote either in person, or by proxy, at any of our general meetings by virtue of or in respect of their holding of Preferred Shares.
     Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares or any restrictions in any of our debt agreements, the directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.
     On our winding-up, liquidation or dissolution or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up its affairs, subject to any rights, privileges, restrictions and conditions that may have been determined by the Board to attach to any series of Preferred Shares, the holders of all Common Shares and Preferred Shares shall be entitled to participate pari passu.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
     The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.
     Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.
     Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against Westport, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.
     The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:
•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

•	the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;

•	the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the material tax consequences of owning the Subscription Receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.
     We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.
DESCRIPTION OF WARRANTS
     The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of

Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.
     Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.
     Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against Westport, following the issuance of the underlying Common Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.
     The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:
•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

•	the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.
     We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

     We have delivered an undertaking to the British Columbia Securities Commission (the “Commission”) that we will not offer Warrants separately from other Securities (“Stand-Alone Warrants”) unless a Prospectus Supplement containing the specific terms of the offering of Stand-Alone Warrants is first approved for filing by the Commission.
DESCRIPTION OF DEBT SECURITIES
     The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities. Debt Securities may be offered separately or in combination with one or more other Securities. We may, from time to time, issue debt securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.
     The Debt Securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between ourselves and a financial institution authorized to carry on business as a trustee (each, a “Trustee”).
     The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada in which we are a reporting issuer after it has been entered into by us and will be available electronically at www.sedar.com.
General
     The Debt Securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.
     Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:
•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	any limit upon the aggregate principal amount of such Debt Securities;

•	the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	the issue price (at par, at a discount or at a premium) of such Debt Securities;

•	the date or dates on which such Debt Securities will be issued and delivered;

•	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

•	the rate or rates per annum (either fixed or floating) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

•	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

•	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

•	the Trustee under the Trust Indenture pursuant to which such Debt Securities are to be issued;

•	any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to such Debt Securities;

•	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms and any provisions for the adjustment thereof;

•	if applicable, our ability to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities by us or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

•	the provisions applicable to the modification of the terms of the Trust Indenture; and

•	any other specific material terms or covenants applicable to such Debt Securities.
     We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.
Ranking
     The Debt Securities will be direct unsecured obligations of Westport. The Debt Securities will be senior or subordinated indebtedness of Westport as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of Westport from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of Westport as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of Westport from time to time issued and outstanding as described in the applicable Prospectus Supplement. We reserve the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.
Registration of Debt Securities
Debt Securities in Book Entry Form
     Debt Securities of any series may be issued in whole or in part in the form of one or more global securities (each a “Global Security” and together “Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the Prospectus Supplement relating to such series.
     A Global Security may not be transferred, except as a whole between the Depositary and a nominee of the Depositary or as between nominees of the Depositary, or to a successor Depositary or nominee thereof, until it is wholly exchanged for Debt Securities in certificated non-book-entry form in accordance with the terms of the applicable Trust Indenture. So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal of and interest, if any, on the Debt Securities represented by a Global Security will be made by us to the Depositary or its nominee.
     Subject to such exceptions, if any, as may be provided for in the Trust Indenture and described in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form, will not be considered the owners or holders thereof under the applicable Trust Indenture and will be unable to pledge Debt Securities as security. The laws of some states in the United States may require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form.
     Principal and interest payments, if any, on the Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. Neither Westport, the Trustee nor any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Westport, any underwriters, dealers or agents and any Trustee identified in an accompanying Prospectus Supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the Debt Securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this Prospectus or in any Prospectus Supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary participants.
     The applicable Prospectus Supplement will identify the applicable Depositary for any Debt Securities represented by a Global Security.
Debt Securities in Registered Form
     Debt Securities of any series may be issued in whole or in part in registered form as provided in the applicable Trust Indenture.
     In the event that the Debt Securities are issued in certificated non-book-entry form, principal and interest, if any, will be payable, the transfer of such Debt Securities will be registerable and such Debt Securities will be exchangeable for Debt Securities in other denominations of a like aggregate principal amount at the office or agency maintained by us. Payment of principal and interest, if any, on Debt Securities in certificated non-book-entry form may be made by check mailed to the address of the holders entitled thereto.
     Subject to the foregoing limitations, Debt Securities of any authorized form or denomination issued under the applicable Trust Indenture may be transferred or exchanged for Debt Securities of any other authorized form or denomination or denominations, any such transfer or exchange to be for an equivalent aggregate principal amount of Debt Securities of the same series, carrying the same rate of interest and same redemption and other provisions as the Debt Securities so transferred or exchanged. Exchanges of Debt Securities of any series may be made at the offices of the applicable Trustee and at such other places as we may from time to time designate with the approval of the applicable Trustee and may be specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the applicable Trustee will be the registrar and transfer agent for any Debt Securities issued in certificated non-book-entry form under the applicable Trust Indenture.

DESCRIPTION OF UNITS
     We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
     The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.
     The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description will include, where applicable:
•	the designation and aggregate number of Units offered;

•	the price at which the Units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

•	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Units.
     We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.
PRIOR SALES
     The following description of securities issuances contains information with respect to all issuances of our securities for the 12-month period prior to the date of this Prospectus, as adjusted to reflect the consolidation of our shares on a three-and-one-half-to-one (3.5:1) basis on July 21, 2008.
     We have issued the following Common Shares during the 12-month period prior to the date of this Prospectus:

	Price per Common Share	Number of Common
Date	($)	Shares(1)
July 29, 2008	5.36	4,286
July 29, 2008	5.29	1,903
August 5, 2008	11.55	1,532

	Price per Common Share	Number of Common
Date	($)	Shares(1)
August 5, 2008	5.25	1,219
August 5, 2008	6.65	300
August 5, 2008	5.43	184
August 5, 2008	5.29	3,157
August 5, 2008	3.40	294
August 18, 2008	12.73 (2)	4,500,000	(3)
August 19, 2008	5.25	1,335
September 26, 2008	7.77	65
September 26, 2008	5.29	1,084
November 4, 2008	6.51	1,447	(4)
November 12, 2008	5.29	2,500	(4)
December 5, 2008	4.27	9,524
January 29, 2009	4.45	1,900
February 6, 2009	5.29	239
April 1, 2009	4.27	952
June 3, 2009	5.29	1,363
June 5, 2009	3.22	310
June 5, 2009	3.68	7,142
June 6, 2009	4.45	7,142
June 11, 2009	5.99	846
June 11, 2009	5.29	4,000
June 12, 2009	6.30	7,885
June 25, 2009	3.22	2,857
June 25, 2009	4.27	7,142
July 16, 2009	4.59	500
July 17, 2009	5.29	571
July 21, 2009	5.29	1,627

Notes:

(1)	Unless otherwise noted, all Common Shares were issued upon exercise of stock options granted under the Westport stock option plan.

(2)	The issue price of the Common Shares issued on August 18, 2008 was U.S.$12.00. The issue price set forth above is based on the U.S.-Canadian dollar noon exchange rate on August 18, 2008, as quoted by the Bank of Canada, being Cdn. $1.0605 = U.S.$1.00.

(3)	Common Shares issued pursuant to a public offering.

(4)	Common Shares issued upon exercise of units granted under the Westport performance share unit plan, as amended.
     On October 23, 2008, 790,614 warrants were granted to Her Majesty the Queen in right of Canada as Represented by the Minister of Industry pursuant to the terms of a technology development agreement between Westport and one of its affiliates and Her Majesty the Queen in Right of Canada dated March 27, 2003 as part of the former Technology Partnerships Canada Program, which agreement was subsequently amended on September 14,

2007. Each such warrant entitles the holder to acquire one Common Share upon payment of an exercise price of $10.65 at any time prior to October 23, 2013.
     As of July 27, 2009, we have issued the following options during the last 12-month period pursuant to our existing Stock Option Plan and Performance Share Units granted pursuant to our Performance Share Unit Plan:

Option-based Awards			Share-based Awards
Per Share
market value
	Number of				of shares
	securities				underlying
	underlying	Option		Number	units at time
	granted	Exercise		of units	of unit
	options	price		granted	issuance
Date	(#)	($)	Date	(#)	($)
August 6, 2008	34,280	14.90	August 6, 2008	259,923	14.90

November 7, 2008	5,000	5.71	November 12, 2008	407,892	5.25
MARKET FOR SECURITIES
     Our outstanding Common Shares are listed and posted for trading on the TSX under the trading symbol “WPT” and on NASDAQ under the trading symbol “WPRT”. The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the TSX and NASDAQ for the periods indicated, as adjusted to reflect the consolidation of our shares on a three-and-one-half-to-one (3.5:1) basis that was completed on July 21, 2008, but was not effective for TSX trading purposes until July 24, 2008.

	Toronto Stock Exchange				NASDAQ Global Market
	High	Low	Close	Volume	High	Low	Close	Volume
Period	($)	($)	($)	(Shares)	(U.S.$)	(U.S.$)	(U.S.$)	(Shares)
2008
July(1)	18.38	12.17	13.04	1,857,458	—	—	—	—
August (2)	15.34	12.11	13.39	1,713,566	13.55	11.42	12.56	2,354,448
September	13.80	8.56	10.00	2,211,000	13.15	8.20	9.14	4,376,137
October	9.95	4.08	5.24	2,447,190	9.28	3.26	4.43	3,935,038
November	7.64	4.00	5.05	2,080,434	6.60	3.15	3.96	2,219,066
December	6.41	4.51	6.25	1,285,329	5.45	3.52	5.10	1,254,758

2009
January	7.74	6.01	6.50	789,725	6.55	4.77	5.27	845,592
February	7.18	4.62	5.20	853,258	5.83	3.60	4.05	885,763
March	6.75	3.89	6.30	750,430	5.51	3.01	4.99	1,125,488
April	7.40	5.08	6.00	1,229,779	6.00	4.18	5.04	2,446,298
May	6.69	5.25	6.34	1,625,944	6.00	4.47	5.83	2,520,207
June	10.23	6.27	9.39	2,572,701	9.09	5.75	8.09	5,175,574
July (to July 27)	10.93	8.77	9.55	1,396,783	9.90	7.62	8.83	3,339,794

Notes:

(1)	Trading in our Common Shares commenced on a post-consolidation basis on the TSX on July 24, 2008, however, all prices and volume reflect the consolidation of the common shares on a three-and-one-half-to-one (3.5:1) basis.

(2)	Trading in our Common Shares commenced on the NASDAQ Capital Market on August 18, 2008.
PLAN OF DISTRIBUTION
     We may sell Securities to or through underwriters, dealers, placement agents or other intermediaries and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements.
     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement.
     In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.
     If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.
     The Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to any offering of Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such offering.
     Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     Any offering of Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units may be sold and purchasers may not be able to resell Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units.
     Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS
     The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable.
LEGAL MATTERS
     Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the offering of the securities will be passed upon for us by Bennett Jones LLP and Dorsey & Whitney LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.
     The partners and associates of Bennett Jones LLP, as a group, and the partners and associates of Dorsey & Whitney LLP, as a group, each beneficially own, directly or indirectly, less than 1% of our securities. W. Chipman Johnston, our corporate secretary, is a partner of Bennett Jones LLP.
AUDITORS
     Our financial statements as at March 31, 2009 and 2008 incorporated by reference into this Prospectus have been audited by KPMG LLP, independent auditors, as indicated in their report dated May 14, 2009 which is also incorporated by reference herein, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. KPMG LLP are independent of us pursuant to the rules of professional conduct applicable to auditors in all provinces of Canada and independent within the meaning of the U.S. Exchange Act, as amended.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
     The following documents have been filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:
•	the documents referred to under “Documents Incorporated by Reference” in this Prospectus;

•	the consent of our auditors KPMG LLP;

•	the consent of our Canadian counsel Bennett Jones LLP; and

•	powers of attorney from our directors and officers.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
INDEMNIFICATION
     Section 124 of the Business Corporations Act (Alberta) (the “ABCA”) provides as follows:
     124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if
(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.
     (2) A corporation may with the approval of the Court of Queen’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).
     (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.
     (3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.
     (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person
(a)	in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)	in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

     (5) A corporation or a person referred to in subsection (1) may apply to the Court of Queen’s Bench of Alberta for an order approving an indemnity under this section and the Court of Queen’s Bench of Alberta may so order and make any further order it thinks fit.
     (6) On an application under subsection (5), the Court of Queen’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.
     Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant’s directors and officers:
     7.05 Limitation of Liability
     Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversation, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
     7.06 Indemnity
     Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:
     (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and
     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
     7.07 Insurance
     The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description

4.1*	The Annual Information Form dated June 1, 2009, for the fiscal year ended March 31, 2009, filed with the Commission as Exhibit 1 to the Registrant’s Annual Report on Form 40-F on June 8, 2009

4.2*	The Management Information Circular dated June 3, 2009 prepared in connection with the annual and special meeting of the Company’s shareholders to be held on July 16, 2009, furnished to the Commission under cover of Form 6-K on June 19, 2009.

4.3*	The audited consolidated financial statements of the Company and notes thereto as at March 31, 2009 and 2008 and for each of the years ended March 31, 2009, 2008 and 2007 together with the report of the auditors thereon, filed with the Commission as Exhibit 2 to the Registrant’s Annual Report on Form 40-F on June 8, 2009.

4.4*	The Management’s Discussion and Analysis of financial condition and results of operations dated May 19, 2009, for the fiscal year ended March 31, 2009, filed with the Commission as Exhibit 3 to the Registrant’s Annual Report on Form 40-F on June 8, 2009.

5.1	Consent of KPMG LLP

5.2*	Consent of Bennett Jones LLP, filed with the Commission as Exhibit 5.2 to the Registrant’s Form F-10 on July 20, 2009

6.1*	Power of Attorney of certain officers and directors of the Registrant, filed with the Commission on the signature page to the Registrant’s Form F-10 on July 20, 2009

7.1**	Form of Debt Indenture

7.2***	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Previously filed or furnished to the Commission.

**	To be filed by amendment

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder, if required.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
Concurrently with the filing of the Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name and address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on July 28, 2009.

Westport Innovations Inc. (Registrant)
By:	/s/ David R. Demers
David R. Demers
Chief Executive Officer

Signature	Title	Date

/s/ David R. Demers David R. Demers	Chief Executive Officer and Director	July 28, 2009

/s/ Elaine A. Wong Elaine A. Wong	Chief Financial Officer	July 28, 2009

* J. Michael Gallagher	President, Chief Operating Officer and Director	July 28, 2009

* John A. Beaulieu	Chairman and Director	July 28, 2009

* Warren J. Baker	Director	July 28, 2009

* Henry F. Bauermeister Jr.	Director	July 28, 2009

* M.A. (Jill) Bodkin	Director	July 28, 2009

* Andrew J. Littlefair	Director	July 28, 2009

* Dezsö. Horváth	Director	July 28, 2009

* Sarah Liao Sau Tung	Director	July 28, 2009

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Signature	Title	Date

* Albert Maringer	Director	July 28, 2009

* - BY:

/s/ David R. Demers David R. Demers	Attorney-in-Fact	July 28, 2009
Pursuant to powers of attorney executed by the persons named above whose signatures are marked by an asterisk, David R. Demers, as attorney-in-fact, does hereby sign this amendment to the registration statement on behalf of each such person, in each case in the capacity indicated, on the date indicated. Such powers of attorney were filed as a part of the signature block of the Registrant’s Form F-10, filed with the Commission on July 20, 2009.
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ John A. Beaulieu John A. Beaulieu	Authorized Representative in United States	July 28, 2009

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	The Annual Information Form dated June 1, 2009, for the fiscal year ended March 31, 2009, filed with the Commission as Exhibit 1 to the Registrant’s Annual Report on Form 40-F on June 8, 2009

4.2*	The Management Information Circular dated June 3, 2009 prepared in connection with the annual and special meeting of the Company’s shareholders to be held on July 16, 2009, furnished to the Commission under cover of Form 6-K on June 19, 2009.

4.3*	The audited consolidated financial statements of the Company and notes thereto as at March 31, 2009 and 2008 and for each of the years ended March 31, 2009, 2008 and 2007 together with the report of the auditors thereon, filed with the Commission as Exhibit 2 to the Registrant’s Annual Report on Form 40-F on June 8, 2009.

4.4*	The Management’s Discussion and Analysis of financial condition and results of operations dated May 19, 2009, for the fiscal year ended March 31, 2009, filed with the Commission as Exhibit 3 to the Registrant’s Annual Report on Form 40-F on June 8, 2009.

5.1	Consent of KPMG LLP

5.2*	Consent of Bennett Jones LLP, filed with the Commission as Exhibit 5.2 to the Registrant’s Form F-10 on July 20, 2009

6.1*	Power of Attorney of certain officers and directors of the Registrant, filed with the Commission on the signature page to the Registrant’s Form F-10 on July 20, 2009

7.1**	Form of Debt Indenture

7.2***	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Previously filed or furnished to the Commission.

**	To be filed by amendment

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder, if required.

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